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                                                                      EXHIBIT 21

                           DIRECT GENERAL CORPORATION

                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

      The following is a list of subsidiaries of Direct General Corporation at December 31, 2004. All corporations are subsidiaries of Direct General Corporation and, if indented, subsidiaries of the company under which they are listed.

         Name of Company                                                                    Incorporated
         ---------------                                                                    ------------
Direct Insurance Company                                                                         TN
Direct General Insurance Company of Louisiana                                                    LA
Direct General Insurance Company                                                                 SC
         Direct Life Insurance Company                                                           GA
         Direct General Insurance Company of Mississippi                                         MS
         Direct General Life Insurance Company                                                   SC
Direct General Agency of Georgia, Inc.                                                           GA
Direct General Agency of Kentucky, Inc.                                                          KY
Direct General Insurance Agency, Inc.                                                            AR
Direct General Insurance Agency, Inc.                                                            MS
Direct General Insurance Agency, Inc.                                                            TN
Direct General Insurance Agency, Inc.                                                            TX
Direct General Insurance Agency of Louisiana, Inc.                                               LA
Direct General Insurance Agency of North Carolina, Inc.                                          NC
Direct General Insurance Agency of South Carolina, Inc.                                          SC
Direct General Insurance Agency of Tennessee, Inc.                                               TN
Direct General Financial Services, Inc.                                                          TN
Direct General Premium Finance Services, Inc.                                                    TN
Direct Administration, Inc.                                                                      TN
Direct Adjusting Company                                                                         TN
Direct General Consumer Products, Inc.                                                           TN

      The names of certain subsidiaries are omitted; as such subsidiaries in the aggregate would not constitute a significant subsidiary.